UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 14, 2003

DDi Corp.

(Exact Name of registrant as specified in its charter)

Delaware	000-30241	06-1576013
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1220 Simon Circle Anaheim, California	92806
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (714) 688-7200

Not Applicable

(Former name or former address, if changed since last report)

Item 7.    Exhibits.

Exhibit No.	Description

99	Press Release, dated as of May 14, 2003.

Item	9. Regulation FD Disclosure.

The information contained in this Item 9 is provided under Item 12 of Form 8-K, “Results of Operations and Financial Condition.”

On May 14, 2003, DDi Corp. (the “Company”) issued a press release announcing its operating results for the first quarter of the fiscal year ending December 31, 2003. Attached as Exhibit 99 to this report is a copy of the Company’s press release, which is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, DDi Corp. has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

DDi CORP.

Date: May 15, 2003	By:	/s/ JOHN K. STUMPF
John K. Stumpf Chief Financial Officer and Treasurer